UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 26, 2007
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Exhibits
SIGNATURES
Amendment to Sections 3.2(B) and 3.2(D) of Sensient's Bylaws

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 26, 2007, acting on the advice of the Nominating and Corporate Governance Committee, the full Board of directors amended the Corporate Governance Guidelines and the Bylaws, effective immediately, to eliminate the mandatory retirement age for directors.
With respect to the Bylaws, the Board deleted the second sentence of Section 3.2(b) (which required that a director having attained age seventy-two (72) automatically cease to be a director effective as of the annual meeting of shareholders immediately following the director’s seventy-second birthday) and amended the last sentence of Section 3.2(d) of the Bylaws to make it refer to compensation and expense reimbursements of any corporation employee who retires from the corporation while serving as a director, without regard to age.

Item 9.01. Exhibits

Exhibit 3.1(ii)	Amendment to Sections 3.2(b) and 3.2(d) of Sensient’s Bylaws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John L. Hammond
Name: John L. Hammond
Title: Vice President, Secretary and General Counsel Date: April 30, 2007

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